"The Needham Funds, Inc."
10f-3 Transactions
         Shares Purchased
Company Ticker Trade Date Executing Broker Needham Manager or Co-Manager? IPO or Secondary Total Offering Offering Price / Fund Price Paid  Needham Growth Fund Needham Aggressive Growth Fund Needham Small Cap Growth Fund Lead Managers
"Zoetis, Inc." ZTS 1/31/13 JP Morgan no IPO " $2,240,000,000.00 "  26.00    268   151   132  "JP Morgan, Bank of America, Merrill Lynch, Barclays Capital"
Xoom Corporation XOOM 2/14/13 Barclays yes IPO " $101,200,000.00 "  16.00   " 1,361 "  728   638  "Barclays Bank PLC (US), Needham & Co.,. Inc."
Artisan Partners AM APAM 3/6/13 Goldman Sachs no IPO " $331,630,000.00 "  30.00   " 1,371 "  715   610  "Citigroup Inc., Goldman Sachs & Co."
Silver Spring Networks SSNI 3/12/13 Goldman Sachs no IPO " $80,750,000.00 "  17.00    323   -     139  "Goldman Sachs & Co., Credit Suisse"
"Model N, Inc." MODN 3/19/13 JP Morgan no IPO " $104,470,000.00 "  15.50    159   -     68  "JP Morgan, Deutsche Bank Securities Inc."
"Marin Software, Inc." MRIN 3/22/13 Goldman Sachs no IPO " $105,000,000.00 "  14.00   " 13,683 " " 6,855 " " 5,811 " "Goldman Sachs & Co., Deutsche Bank Securities Inc., Stifel Nicolaus & Co., Inc."
Rally Software RALY 4/12/13 Deutsche Bank yes IPO " $84,000,000.00 "  14.00   " 2,741 " " 1,322 " " 1,090 " "Deutsche Bank AG, Piper Jaffray Inc."
Fairway Group FWM 4/17/13 Credit Suisse no IPO " $177,450,000.00 "  13.00    271   130   108  "Credit Suisse, Bank of America Merrill Lynch, Jefferies & Co."
Blackhawk Network HAWK 4/19/13 Goldman Sachs no IPO " $230,000,000.00 "  23.00    269   127   107  "Goldman Sachs & Co., Bank of America Merrill Lynch, Citigroup"
Quintiles Transnational Q 5/9/13 Barclays no IPO " $947,370,000.00 "  40.00    554   268   209  "Morgan Stanley, Bank of America Merrill Lynch, Barclays Capital"
Quintiles Transnational Q 5/9/13 Piper Jaffray no IPO " $947,370,000.00 "  40.00    554   268   209  "Morgan Stanley, Bank of America Merrill Lynch, Barclays Capital"
"Cyan, Inc." CYNI 5/9/13 Goldman Sachs no IPO " $88,000,000.00 "  11.00    277   134   104  "Goldman Sachs & Co., Jefferies LLC, JP Morgan "
"Marketo, Inc." MKTO 5/17/13 Goldman Sachs no IPO " $78,770,000.00 "  13.00    280   134   104  "Goldman Sachs & Co., Credit Suisse First Boston"
"Tableau Software, Inc" DATA 5/17/13 Goldman Sachs no IPO " $254,200,000.00 "  31.00    280   134   104  "Goldman Sachs & Co., Credit Suisse First Boston, JP Morgan Securities"
ChannelAdvisor Corp. ECOM 5/23/13 Goldman Sachs yes IPO " $80,500,000.00 "  14.00   " 7,234 " " 3,383 " " 2,533 " "Goldman Sachs & Co., Stifel Nicolaus & Co., Inc."
"Ply Gem Holdings, Inc." PGEM 5/23/13 JP Morgan no IPO " $331,580,000.00 "  21.00    289   135   102  "JP Morgan Securities, Credit Suisse, Deutsche Bank Securities Inc."
"LightInTheBox, Inc." LITB 6/6/13 Credit Suisse no IPO " $78,850,000.00 "  9.50   " 1,434 "  677   502  "Credit Suisse, Stifel Nicolaus & Co., Inc."
Textura Corporation TXTR 6/7/13 Credit Suisse no IPO " $75,000,000.00 "  15.00   " 2,878 " " 1,358 " " 1,007 " "Credit Suisse Securities USA LLC, William Blair & Co. LLC"
"Gigamon, Inc." GIMO 6/12/13 Goldman Sachs no IPO " $128,250,000.00 "  19.00   " 2,799 " " 1,325 "  982  "Goldman Sachs & Co., Bank of America Merrill Lynch, Barclays Capital"
"Coty, Inc." COTY 6/13/13 JP Morgan no IPO " $1,000,000,000.00 " 17.5  1392 659 490 "Bank of America Merrill Lynch, Barclays Capital, Deutsche Bank AG"
Noodles & Co. NDLS 6/27/13 Morgan Stanley no IPO " $96,430,000.00 " 18  142 66 48 "Morgan Stanley, UBS Investment Bank/US"
"RetailMeNot, Inc." SALE 7/18/13 Morgan Stanley no IPO " $190,910,000.00 " 21  1449 678 492 "Morgan Stanley, Credit Suisse, Goldman Sachs & Co."
Control4 Corp. CTRL 8/1/13 Merrill Lynch yes IPO " $64,000,000.00 " 16  3000 6000 0 "Bank of America Merrill Lynch, Raymond James Ltd."
"Sprouts Farmers Market, Inc." SFM 8/1/13 Goldman Sachs no IPO " $333,000,000.00 " 18  290 135 96 "Goldman Sachs & Co., Bank of America Merrill Lynch, Credit Suisse Securities USA LLC"
"YuMe, Inc." YUME 8/7/13 Citigroup Inc yes IPO " $46,130,000.00 " 9  8335 16665 0 "Citigroup Global Markets, Inc., Barclays Bank PLC (US), Deutsche Bank Securities, Inc."
"Cvent, Inc." CVT 8/8/13 Morgan Stanley yes IPO " $117,600,000.00 " 21  288 134 95 "Morgan Stanley & Co., Inc., Goldman Sachs & Co."
Frank's International FI 8/9/13 Barclays no IPO " $660,000,000.00 " 22  288 134 95 "Barclays Bank PLC (US), Citigroup, Inc., Credit Suisse Securities USA LLC"
"Benifitfocus, Inc." BNFT 9/18/13 Goldman Sachs no IPO " $130,780,000.00 " 26.5  285 141 97 "Goldman Sachs & Co., Canaccord Genuity Corp., Deutsche Bank AG"
"FireEye, Inc." FEYE 9/19/13 Morgan Stanley no IPO " $303,500,000.00 " 20  1429 711 484 "Morgan Stanley, Barclays Capital, Goldman Sachs & Co."
"Rocket Fuel, Inc." FUEL 9/20/13 Credit Suisse yes IPO " $116,000,000.00 " 29  286 142 97 "Credit Suisse, Citi"
Ophthotech Corp. OPHT 9/24/13 Morgan Stanley no IPO " $167,200,000.00 " 22  285 142 96 "Morgan Stanley, JP Morgan"
"Foundation Medicine, Inc." FMI 9/25/13 Goldman Sachs no IPO " $106,000,000.00 " 18  142 71 48 "Goldman Sachs & Co., JP Morgan"
"Premier, Inc." PINC 9/26/13 JP Morgan no IPO " $760,100,000.00 " 27  142 71 48 "JP Morgan Securities, Merrill Lynch Pierce Fenner & Smith, Wells Fargo Securities LLC"
Covisint Corp. COVS 9/26/13 Credit Suisse no IPO " $64,000,000.00 " 10  2840 1417 968 "Credit Suisse, Pacific Crest Securities"
"Violin Memory, Inc." VMEM 9/27/13 JP Morgan no IPO " $162,000,000.00 " 9  851 424 291 "JP Morgan Securities, Barclays Capital, Deutsche Bank Securities, Inc."
RingCentral Inc. RNG 9/27/13 Goldman Sachs no IPO " $97,500,000.00 " 13  709 354 242 "Goldman Sachs & Co., JP Morgan Securities, Merrill Lynch Pierce Fenner & Smith"
Antero Resources Corp. AR 10/9/13 Barclays no IPO " $1,570,000,000.00 " 44  275 135 94 "Barclays Capital, Citi, Credit Suisse"
"Veeva Systems, Inc." VEEV 10/15/13 Morgan Stanley no IPO " $260,900,000.00 " 20  278 138 95 "Morgan Stanley, Deutsche Bank AG"
"Endurance International Group, Inc." EIGI 10/24/13 Goldman Sachs no IPO " $252,610,000.00 " 12  5631 2731 1901 "Goldman Sachs & Co., Credit Suisse Securities USA LLC, Morgan Stanley"
Criteo SA CRTO 10/30/13 JP Morgan no IPO " $250,560,000.00 " 31  813 0 276 "JP Morgan Securities, Deutsche Bank Securities, Inc., Jefferies & Co."
"Barracuda Networks, Inc." CUDA 11/5/13 Morgan Stanley no IPO " $74,520,000.00 " 18  28023 13539 9405 "Morgan Stanley, Bank of America Merrill Lynch, JP Morgan"
"Mavenir Systems, Inc." MVNR 11/6/13 Morgan Stanley yes IPO " $48,000,000.00 " 10  35130 16930 11667 "Morgan Stanley, Bank of America Merrill Lynch, Deutsche Bank AG"
Wix.com Ltd. WIX 11/6/13 JP Morgan yes IPO " $127,050,000.00 " 16.5  2802 1354 941 "JP Morgan, Bank of America Merril Lynch, RBC Capital Markets"
"Twitter, Inc." TWTR 11/7/13 Goldman Sachs no IPO " $1,820,000,000.00 " 26  282 135 93 "Goldman Sachs & Co., Bank of America Merrill Lynch, Deutsche Bank Securities, Inc."
"Chegg, Inc." CHGG 11/13/13 JP Morgan no IPO " $187,500,000.00 " 12.5  279 134 93 "JP Morgan Securities, Bank of America Merrill Lynch, Jefferies LLC"
"zulily, Inc." ZU 11/15/13 Goldman Sachs no IPO " $253,000,000.00 " 22  281 134 92 "Goldman Sachs & Co., Bank of America Merrill Lynch, Citigroup, Inc."
Vince Holding Corp. VNCE 11/22/13 Goldman Sachs no IPO " $200,000,000.00 " 20  280 133 92 "Goldman Sachs & Co., Barclays Capital, JP Morgan Securities"
ARAMARK Holdings Corp. ARMK 12/12/13 Goldman Sachs no IPO " $725,000,000.00 " 20  277 132 88 "Goldman Sachs & Co., Bank of America Merrill Lynch, Barclays Capital"
"Nimble Storage, Inc." NMBL 12/13/13 Goldman Sachs yes IPO " $168,000,000.00 " 21  276 132 88 "Goldman Sachs & Co., Morgan Stanley"